Certification Under Rule 30a-2(b)

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act)

In connection with the Report on Form N-CSR to which this certification is furnished as an exhibit (the “Report”), the undersigned officers of Barings Private Equity Opportunities and Commitments Fund (the “Registrant”) each certify that to his knowledge:

1.	The Report on Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Mina Pacheco Nazemi	By:	/s/ James Cochrane

Name:	Mina Pacheco Nazemi	Name:	James Cochrane

Title:	President (Principal Executive Officer)	Title:	Chief Financial Officer (Principal Financial Officer)

Date:	December 7, 2023	Date:	December 7, 2023

This certification is being furnished to the Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.